LEONARD E. NEILSON
                                 ATTORNEY AT LAW
                            8160 South Highland Drive
                                    Suite 209
                                Sandy, Utah 84093
Phone:  (801) 733-0800                                      Fax:  (801) 733-0808

                                  May 11, 2001



Securities and Exchange Commission
Attention Filing Desk:  Stop 1-4
450 Fifth Street, N.W.
Washington, DC 20549

Via EdgarLink

         Re:      Treasure Mountain Holdings, Inc.
                  Registration Statement on Form 10-SB

Commissioners:

         On behalf of Treasure Mountain Holdings, Inc. (the "Registrant") in connection with its Registration Statement on Form 10-SB (the "Registration Statement"), and pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations thereunder, please find herewith the following:

         One complete copy with exhibits of the Registration Statement.

         The Registrant would like the Registration Statement declared effective as soon as practical and accordingly, would appreciate the Commission Staff's assistance in this regard.

         Please  direct  your   comments  or  questions   with  respect  to  the
Registration Statement and the enclosed materials to the undersigned by telephone at (801) 733-0800, or by FAX at (801) 733-0808.

                                                     Yours truly,



                                                     By: /s/ Leonard E. Neilson
                                                     --------------------------
                                                             Leonard E. Neilson
:ae
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